                                                                     Exhibit 4.2



          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.


          THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF

SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.


          THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT
(A) THIS SECURITY AND ANY SECURITY INTO WHICH SUCH SECURITY IS EXCHANGEABLE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) WITHIN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT,
(iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (iv) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (v) TO THE COMPANY, IN EACH OF CASES (i) THROUGH (iv) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.


          FOR PURPOSES OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), THIS SECURITY HAS ORIGINAL ISSUE DISCOUNT. FOR PURPOSES OF SECTION 1273 OF THE CODE, THE ISSUE PRICE IS $550.76 AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $449.24, IN EACH CASE PER $1000 PRINCIPAL AMOUNT AT MATURITY OF THIS SECURITY. FOR PURPOSES OF SECTION 1275 OF THE CODE, THE ISSUE DATE OF THIS SECURITY IS FEBRUARY 9, 1998. FOR PURPOSES OF SECTION 1272 OF THE CODE, THE YIELD TO MATURITY (COMPOUNDED SEMI-ANNUALLY) IS 12-1/4%.

No. N-1
    $200,000,000


                                                            CUSIP No. 90130P AA6


                      12-1/4% Senior Discount Notes Due 2008



          21ST CENTURY TELECOM GROUP, INC., an Illinois corporation, promises to pay to CEDE & CO., or registered assigns, the principal sum of TWO HUNDRED MILLION DOLLARS on February 15, 2008.



          Interest Payment Dates:  February 15 and August 15.


          Record Dates:  February 1 and August 1.


          Additional provisions of this Security are set forth on the other side of this Security.



Dated:  February 9, 1998

                         21ST CENTURY TELECOM GROUP, INC.,


                           by


                           /s/ Glenn Milligan
                           ------------------------------------
                           Name: Glenn Milligan
                           Title: President, Chief
                            Executive Officer


                           /s/ Charles Kaegi
                           ------------------------------------
                           Name: Charles Kaegi
                           Title: Secretary



TRUSTEE'S CERTIFICATE OF
AUTHENTICATION


STATE STREET BANK AND
TRUST COMPANY, as Trustee,
  certifies that this is
  one of the Securities
  referred to in the Indenture.

  by

    /s/ Renee Ragland
    --------------------------------
        Authorized Signatory

                     12-1/4% Senior Discount Note Due 2008



1.  Interest
    --------


          21st Century Telecom Group, Inc., an Illinois corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay to the registered holder of this Security interest on the Accreted Value of this Security at a rate of 12-1/4% per annum. The Accreted Value of this Security will increase in the manner provided in the Indenture. Interest on this Security shall accrue from and including the most recent date to which interest has been paid, or if no interest has been paid, from and including February 15, 2003, through but excluding the date on which interest is paid. Interest shall be payable semiannually in arrears on each February 15 and August 15, commencing August 15, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Notwithstanding the foregoing, if a Registration Default (as defined in the Registration Rights Agreement) occurs, interest will accrue on this Security at a rate of 12-3/4% per annum from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Such interest will be paid semiannually on February 15 and August 15 of each year. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.  Method of Payment
    -----------------


          The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the February 1 or August 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire
--------  -------
transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).



3.  Paying Agent and Registrar
    --------------------------

          Initially, State Street Bank and Trust Company, a Massachusetts trust company ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.



4.  Indenture
    ---------


          The Company issued the Securities under an Indenture dated as of February 15, 1998 ("Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ..
                                                                  ------
77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.


          The Securities are general unsecured obligations of the Company. The Company may, subject to Article 4 of the Indenture, issue Securities in an unlimited principal amount at maturity. All Securities issued under the Indenture will be treated as a single class of securities for all purposes under the Indenture. The Indenture contains certain covenants that, among other things, limit (i) the incurrence of additional Indebtedness by the Company and its Restricted Subsidiaries (as defined), (ii) the payment of dividends and other distributions by the Company and its Restricted Subsidiaries in respect of their capital stock, (iii) investments or other restricted payments by the

Company and its Restricted Subsidiaries, (iv) asset sales, (v) certain transactions with affiliates, (vi) the sale or issuance of capital stock of Restricted Subsidiaries, (vii) the incurrence of liens and the entering into of sale/leaseback transactions and (viii) mergers and consolidations. The Indenture also prohibits certain restrictions on distributions from Restricted Subsidiaries. All these limitations and prohibitions, however, are subject to a number of important qualifications and exceptions.


5.  Optional Redemption
    -------------------


          Except as set forth in the next paragraph, the Securities may not be redeemed prior to February 15, 2003. On and after that date, the Company may redeem the Securities in whole or in part, at any time or from time to time, at the following redemption prices (expressed in percentages of Accreted Value), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date):


          If redeemed during the 12-month period commencing on February 15 of the years set forth below:



                                Redemption
          Period                  Price
        ----------              ----------
          2003                   106.1250%


          2004                   104.0833

          2005                   102.0417

          2006 and thereafter    100.0000


          In addition, at any time and from time to time prior to February 15, 2001, the Company may redeem in the aggregate up to 35% of the original principal amount at maturity of the Securities with the proceeds of one or more Equity Offerings following which there is a Public Market, at a redemption price (expressed as a percentage of Accreted Value) of 112-1/4% plus accrued interest to redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date); provided, however, that at least $236.0 million aggregate principal amount at
--------  -------
maturity of the Securities must remain outstanding after each such redemption.



6.  Notice of Redemption
    --------------------


          Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations of principal amount at maturity larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest (if any) on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date Accreted Value ceases to increase and interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.  Put Provisions
    --------------


          Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the Accreted Value of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.



8.  Denominations; Transfer; Exchange
    ---------------------------------


          The Securities are in registered form without coupons in denominations of principal amount at maturity of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

9.  Persons Deemed Owners
    ---------------------


          The registered Holder of this Security may be treated as the owner of it for all purposes.



10.  Unclaimed Money
     ---------------


          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.



11.  Discharge and Defeasance
     ------------------------


          Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

12.  Amendment, Waiver
     -----------------


          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount at maturity outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount at maturity outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder.



13.  Defaults and Remedies
     ---------------------


          Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time;

(iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $10 million, subject to notice and lapse of time; (v) certain events of bankruptcy or insolvency with respect to the Company and the Significant Subsidiaries; and (vi) certain judgments or decrees for the payment of money in excess of $10 million. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount at maturity of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.


          Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount at maturity of the Securities may direct the Trustee in its exercise of any trust or power.
The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.



14.  Trustee Dealings with the Company
     ---------------------------------


          Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may other wise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.



15.  No Recourse Against Others
     --------------------------


          A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.



16.  Authentication
     --------------


          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.



17.  Abbreviations
     -------------


          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).



18.  CUSIP Numbers
     -------------


          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.



19.  Holders' Compliance with Registration Rights Agreement.
     ------------------------------------------------------


          Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

20.  Governing Law.
     -------------


          THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.


          The Company will furnish to any Securityholder upon written request and without charge to the Security holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:


          21st Century Telecom Group, Inc.

          350 North Orleans, Suite 600

          Chicago, IL 60654

          Telecopy: (312) 470-2111


          Attention of:  Chief Financial Officer

                                 ASSIGNMENT FORM


To assign this Security, fill in the form below:


I or we assign and transfer this Security to


--------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)



--------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. No.)



and irrevocably appoint                           agent to transfer this
Security on the books of the Company. The agent may substitute another to act for him.



Date:                       Your Signature:
      ---------------------                 ------------------------------------
                                            (Sign exactly as your name
                                            appears on the other side
                                            of the Security)

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:


CHECK ONE BOX BELOW


(1)       [ ]  to the Company; or


(2) [ ] pursuant to an effective registration statement under the Securities Act of 1933; or


(3) [ ] inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4) [ ] outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or


(5) [ ] pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.


     Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box
                                               --------  -------
     (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.



                              -------------------------------------
                              Signature

Signature Guarantee:


-----------------------------------     ---------------------------------------
(Signature must be guaranteed by a
member firm of the New York                            Signature
Stock Exchange or a commercial
bank or trust company)



--------------------------------------------------------------------------------



             TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.


          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
       -----------------------     -----------------------------------------

                                    NOTICE:  To be executed by
                                             an executive officer

             SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY


          The following increases or decreases in this Global Security have been made:


Date of                  Amount of decrease     Amount of increase     Principal amount at    Signature of
Exchange                 in Principal Amount    in Principal Amount    Maturity of this       authorized officer
                         at Maturity of this    at Maturity of this    Global Security        of Trustee or
                         Global Security        Global Security        following such         Securities
                                                                       decrease or            Custodian
                                                                       increase)

                       OPTION OF HOLDER TO ELECT PURCHASE


          If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.09 of the Indenture, check the box:

                                      [ ]

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.09 of the Indenture, state the amount in principal amount at maturity (must be integral multiple of $1,000): $


Date:                          Your Signature:
      -----------------------                  ---------------------------------
                                                (Sign exactly as your name
                                                appears on the other side of
                                                this Security.)


Signature Guarantee:
                     -----------------------------------------------------------
                      (Signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company)